FILED PURSUANT TO RULE 424(B)(3)

File Number 333-210772

1347 CAPITAL CORP.

SUPPLEMENT NO. 1

PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT DATED JUNE 16, 2016

THE DATE OF THIS SUPPLEMENT IS JULY 13, 2016

ON JULY 13, 2016, 1347 CAPITAL CORP. FILED THE ATTACHED

CURRENT REPORT ON FORM 8-K DATED JULY 8, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2016
____________________

1347 CAPITAL CORP.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road, 6th Floor, Itasca, IL 60143

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (847) 700-8064

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2016, 1347 Capital Corp. (the “Company” or “1347 Capital”) entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated March 23, 2016, by and among the Company, Limbach Holdings, LLC (“Limbach”) and FdG HVAC LLC (“Merger Agreement”), relating to the previously announced business combination (the “Business Combination”) between the Company and Limbach. The Amendment provides for the reduction of the number of shares of the Company’s common stock to be issued to Limbach equity holders by 500,000 (to an aggregate of 2,000,000 shares) and instead provides for the Company’s issuance to Limbach equity holders of 1,000,000 warrants which have the same terms as the Company’s public warrants (except that they are each exercisable for one full share of the Company’s common stock).

Other than as expressly modified pursuant to the Amendment, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on March 23, 2016, remains in full force and effect as originally executed on March 23, 2016. The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 8, 2016, the Company received notification from the Hearing Panel (the “Panel”) of the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) that the Panel determined to delist the Company’s securities from the NASDAQ Capital Market and to suspend the trading in the Company’s securities effective July 12, 2016. The Company’s securities are being delisted due to the Company’s non-compliance with the minimum public holders requirement set forth in NASDAQ Listing Rule 5550(a)(3).

The Company expects that its common stock, units, rights and warrants will commence trading on the OTCQB market at the open of the market on July 13, 2016 under their current trading symbols “TFSC,” “TFSCU,” “TFSCR” and “TFSCW,” respectively. The Company will continue to file periodic and other required reports with the Securities and Exchange Commission under applicable federal securities laws.

On July 13, 2016, the Company issued a press release announcing the transition of trading in its securities from NASDAQ to the OTCQB. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 with respect to the issuance of 1,000,000 warrants of the Company to the Limbach equity holders pursuant to the Amendment is incorporated herein by reference. The issuance of such warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will instead be made in reliance upon exemptions from the Securities Act’s registration requirements as provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On July 11, 2016, the Company issued a press release announcing that it intends to convene and then adjourn, without conducting any business, its special meeting in lieu of annual meeting of stockholders (the “special meeting”) to be held on July 14, 2016 in connection with the Business Combination, and reconvene the special meeting on July 19, 2016 at 10:00 a.m. Eastern time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166. In connection therewith, the Company is extending the deadline for the Company’s stockholders to exercise their conversion rights in connection with the vote to approve the Business Combination to 5:00 p.m., Eastern time on July 18, 2016 (one business day before the special meeting). The Company determined that adjourning the meeting is warranted in order to give stockholders sufficient time to consider the updates contained in the press release. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Additional Information about the Business Combination and Where to Find It

The Company has filed with the SEC a final prospectus (the “Prospectus”) (File No. 333-210772) pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act which includes a definitive proxy statement/prospectus/information statement that is both the proxy statement distributed to holders of the Company’s common stock in connection with the Company’s solicitation of proxies for the special meeting, as well as the prospectus/information statement relating to the offer and sale of the shares of the Company’s common stock to be issued in the proposed Business Combination and the shares of the Company’s common stock underlying the warrants and preferred stock that may be issued in the proposed Business Combination. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus/information statement included in the Prospectus as these materials contain important information about Limbach, the Company and the proposed Business Combination. The definitive proxy statement/prospectus/information statement was mailed on June 16, 2016 to stockholders of the Company as of June 10, 2016, which is the record date established for voting on the proposed Business Combination and the related transactions. Stockholders may also obtain copies of the definitive proxy statement/prospectus/information statement and other documents filed with the SEC that are incorporated by reference in the definitive proxy statement/prospectus/information statement, without charge, at the SEC’s Internet site at www.sec.gov, or by directing a request to: 1347 Capital Corp., 150 Pierce Road, 6th Floor, Itasca, IL, attention: Hassan Baqar, 1-847-700-8064.

Participants in the Solicitation

1347 Capital and its directors and executive officers, Limbach and its directors and executive officers, EarlyBirdCapital, Inc. and Craig-Hallum Capital Group LLC may be deemed to be participants in the solicitation of proxies from the stockholders of 1347 Capital in connection with the proposed Business Combination. Information regarding the special interests of these directors and executive officers in the proposed Business Combination is included in the definitive proxy statement/prospectus/information statement referred to above, copies of which may be obtained free of charge at the SEC’s web site (www.sec.gov) and at the address described above.

 Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that have been and any other legal proceedings that may be instituted against 1347 Capital, Limbach or others following announcement of the Merger Agreement and transactions contemplated therein, including the lawsuit filed against the Company on May 10, 2016 by Robert Garfield on behalf of himself and all other similarly situated public holders of 1347 Capital’s common stock; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of 1347 Capital or other conditions to closing in the Merger Agreement, (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that Limbach may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement/prospectus/information statement relating to the proposed Business Combination, including those under “Risk Factors” therein, and other filings with the SEC by 1347 Capital. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and Limbach undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Amendment No. 1 to Agreement and Plan of Merger, dated July 11, 2016, by and among 1347 Capital Corp., Limbach Holdings, LLC and FdG HVAC LLC.
99.1	Press Release, dated July 13, 2016.
99.2	Press Release, dated July 11, 2016

*	The exhibits to this Exhibit have been omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally copies of such omitted exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1347 CAPITAL CORP.

	By:	/s/ Hassan R. Baqar
Name: Hassan R. Baqar
Title: Chief Financial Officer, Secretary and Director

Dated: July 13, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Amendment No. 1 to Agreement and Plan of Merger, dated July 11, 2016, by and among 1347 Capital Corp., Limbach Holdings, LLC and FdG HVAC LLC.
99.1	Press Release, dated July 13, 2016.
99.2	Press Release, dated July 11, 2016

*	The exhibits to this Exhibit have been omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally copies of such omitted exhibits to the SEC upon request.

Exhibit 2.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of July 11, 2016, amends the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 23, 2016, by and among Limbach Holdings LLC (“Company”), 1347 Capital Corp. (“1347 Capital”), and FdG HVAC LLC, a Delaware limited liability company, solely in its capacity as the Limbach Holders’ Representative pursuant to the designation in Section 10.17 thereof.

WHEREAS, the parties desire to amend the Merger Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

2.                  Amendments. The Merger Agreement is hereby amended as follows:

(a)               Exhibit A. Exhibit A to the Merger Agreement is hereby deleted in its entirety and replaced with Exhibit A-1 attached hereto.

(b)               Section 1.2(b)(ii). Section 1.2(b)(ii) of the Merger Agreement is hereby amended by (x) inserting immediately before the period in the first sentence thereof the following: “and (4) a Pro Rata Portion of the Additional Warrants” and (y) inserting “Additional Warrants” immediately before the term “Merger Shares” in the last sentence thereof.

(c)                Section 1.2(c). Section 1.2(c) of the Merger Agreement is hereby amended by inserting immediately before the semi-colon at the end of clause (iii) thereof the following:

“; and (iv) a Pro Rata Portion of the Additional Warrants”

(d)               Section 1.3(a)(ii). Section 1.3(a)(ii) of the Merger Agreement is hereby amended by deleting the phrase “Fifteen Million Dollars ($15,000,000)” in the proviso thereof and replacing it with “Ten Million Dollars ($10,000,000)”.

(e)                Section 1.3(a)(iii). Section 1.3(a)(iii) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“ (iii) the number of warrants set forth on Exhibit A-1 as the number of merger warrants based on the Non-Redemption Amount immediately prior to the Closing, each of which shall be substantially in the form of Exhibit D and entitle the holder thereof to purchase one (1) share of 1347 Common Stock at an exercise price of Twelve Dollars and Fifty-Cents ($12.50) (collectively, the “Merger Warrants,”); and

(iv) an aggregate of 1,000,000 warrants, each of which shall be substantially in the form of Exhibit K (collectively, the “Additional Warrants,” and together with the Merger Shares and the Merger Warrants, the “Equity Consideration”);”

(f)                Sections 1.3(c), (d) and (e). Sections 1.3(c), (d) and (e) of the Merger Agreement are hereby amended by inserting immediately following each occurrence of the phrase “Merger Warrants” the phrase “or Additional Warrants”.

(g)               Article 9. Article 9 of the Merger agreement is here by amended by inserting the following new definitions in the appropriate alphabetical order:

“ “Additional Warrants” has the meaning set forth in Section 1.3(a)(iv).”

“ “Equity Consideration” has the meaning set forth in Section 1.3(a)(iv).”

(h)               Article 9. The definition of “Per Unit Payment” in Article 9 of the Merger Agreement is hereby amended by deleting “$60,000,000” in clause (a)(i) thereof and replacing it with “$55,000,000”.

(i)                 Article 9. The definition of “Pro Rata Portion” in Article 9 of the Merger Agreement is hereby amended and restated as follows:

“ “Pro Rata Portion” means:

(a) in the case of Sections 1.2(b)(ii), 1.2(c)(i), 1.2(c)(ii) and 1.2(c)(iv), (y) one, divided by (z) the sum of the aggregate number of Limbach Units held by all holders plus the aggregate number of Limbach Vested Option Units held by all Participating Optionholders, in each case, as of immediately prior to the Effective Time; and

(b) in the case of Section 1.2(c)(iii), (y) one, divided by (z) the aggregate number of Limbach Units held by all holders as of immediately prior to the Effective Time.”

(j)                 Section 10.17(b). The last sentence of Section 10.17(b) of the Merger Agreement is hereby amended by deleting “$50,000” and replacing it with “$150,000” and by deleting “two (2) years” and replacing it with “three (3) years.”

(k)               Exhibit B. The section entitled “Anti-Dilution” in Exhibit B of the Merger Agreement is hereby amended by adding “lenders, debt financing sources,” before the term “bank” in clause (v) of such section.

3.                  Nature of Agreement; No Other Amendments. The parties hereby acknowledge and agree that this Amendment constitutes an amendment to the Merger Agreement in accordance with Section 10.9 thereof. Except as specifically amended by this Amendment, all other terms and provisions of the Merger Agreement shall remain in full force and effect. Each reference in the Merger Agreement to (a) “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment, and (b) “Exhibit A” shall mean and be deemed to be a reference to Exhibit A-1 hereto.

4.                  Section Headings. The section headings of this Amendment are for reference purposes only and are to be given no effect in the construction or interpretation of this Amendment.

5.                  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, .pdf or other electronic means shall be effective as delivery of a manually executed counterpart to the Amendment.

6.                  Governing Law. This Amendment shall be governed by, and construed in accordance with the Laws of the State of New York without regard to the conflicts of Law principles thereof.

7.                  Trust Account Waiver. The Company acknowledges and agrees that 1347 Capital is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company Parties and one or more businesses or assets. The Company acknowledges and agrees that 1347 Capital’s sole assets consist of the cash proceeds of 1347 Capital’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. For and in consideration of 1347 Capital entering into this Amendment, the receipt and sufficiency of which are hereby acknowledged, the Company, for itself and on behalf of the Company Parties, and its and their respective Affiliates, managers, directors, officers, affiliates, members, stockholders and trustees, do hereby irrevocably waive any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account, and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, any such claims against 1347 Capital arising under this Amendment; provided, that, nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against 1347 Capital for legal relief against monies or other assets held outside the Trust Account or for specific performance or other equitable relief in connection with the consummation of the transactions contemplated by this Agreement (including a claim for 1347 Capital to specifically perform its obligations under this Agreement) and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the redemption of shares of 1347 Capital’s common stock as set forth in its certification of incorporation) so long as such claim would not affect 1347 Capital’s ability to fulfill its obligation to redeem the shares of common stock as set forth in its certification of incorporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, as of the date first above written.

LIMBACH HOLDINGS LLC

By: /s/David S. Gellman

Name: David S. Gellman

Title: Vice President

1347 CAPITAL CORP.

By: /s/ Hassan R. Baqar

Name: Hassan R. Baqar

Title: Director & Chief Financial Officer

FdG HVAC LLC, as Limbach Holders’ Representative

By: /s/David S. Gellman

Name: David S. Gellman

Title: Vice President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

EXHIBIT A-1

Merger Consideration and Shares of

1347 Capital Class A Preferred Stock

EXHIBIT K

Form of Additional warrants

Exhibit 99.1

1347 Capital Corp. Securities Trading MOVES to OTCQB

Itasca, Illinois, July 13, 2016 – 1347 Capital Corp. (OTCQB: TFSC; TFSCU; TFSCR; TFSCW) (the “Company” or “1347 Capital”) today announced that its common stock, units, rights and warrants will commence trading on the OTCQB market effective with the opening of the stock market on July 13, 2016 and will continue to trade under the ticker symbols “TFSC,” “TFSCU,” “TFSCR” and “TFSCW,” respectively.

The Company is continuing to move forward with its proposed business combination with Limbach Holdings, LLC (“Limbach”) (the “Business Combination”), which the Company believes will create a business that can maintain a strong shareholder base. As previously announced, the Company will hold a special meeting in lieu of annual meeting of stockholders on July 19, 2016, at 10:00 a.m. Eastern time, in connection with the Business Combination.

The move is a result of the determination of the Listing Qualifications Panel of The NASDAQ Stock Market LLC (“NASDAQ”) to delist the Company’s securities from The NASDAQ Capital Market due to the Company’s non-compliance with the minimum shareholder requirement set forth in NASDAQ Listing Rule 5550(a)(3), and to suspend trading in the Company’s securities on The NASDAQ Capital Market effective with the open of business on Tuesday, July 12, 2016.

About 1347 Capital

1347 Capital is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses.

Additional Information about the Business Combination and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a final prospectus pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-210772) (the “Prospectus”), which includes a definitive proxy statement/prospectus/information statement that is both the proxy statement distributed to holders of the Company’s common stock in connection with the Company’s solicitation of proxies for the special meeting, as well as the prospectus/information statement relating to the offer and sale of the shares of the Company’s common stock to be issued in the proposed Business Combination and the shares of the Company’s common stock underlying the warrants and preferred stock that may be issued in the proposed Business Combination. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus/information statement included in the Prospectus as these materials contain important information about Limbach, the Company and the proposed Business Combination. The definitive proxy statement/prospectus/information statement was mailed on June 16, 2016 to stockholders of the Company as of June 10, 2016, which is the record date established for voting on the proposed Business Combination and the related transactions. Stockholders may also obtain copies of the proxy statement/prospectus/information statement and other documents filed with the SEC that are be incorporated by reference in the proxy statement/prospectus/information statement, without charge, at the SEC’s Internet site at www.sec.gov, or by directing a request to: 1347 Capital Corp., 150 Pierce Road, 6th Floor, Itasca, IL, attention: Hassan Baqar, 1-847-700-8064.

Participants in the Solicitation

1347 Capital and its directors and executive officers, Limbach and its directors and executive officers, EarlyBirdCapital, Inc. (“EBC”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”) may be deemed to be participants in the solicitation of proxies from the stockholders of 1347 Capital in connection with the proposed Business Combination. Information regarding the special interests of these directors and executive officers in the proposed Business Combination is included in the definitive proxy statement/prospectus/information statement referred to above, copies of which may be obtained free of charge at the SEC’s web site (www.sec.gov) and at the address described above.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed business combination (the “Merger Agreement”); (2) the outcome of any legal proceedings that have been and any other legal proceedings that may be instituted against 1347 Capital, Limbach or others following announcement of the Merger Agreement and transactions contemplated therein, including the lawsuit filed against the Company on May 10, 2016 by Robert Garfield on behalf of himself and all other similarly situated public holders of 1347 Capital’s common stock; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the 1347 Capital or other conditions to closing in the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Limbach may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement/prospectus/information statement relating to the proposed business combination, including those under “Risk Factors” therein, and other filings with the SEC by 1347 Capital. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and Limbach undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts

For 1347 Capital Corp.
Hassan Baqar, 847-700-8064

Investor Relations

The Equity Group Inc.
Jeremy Hellman, CFA
Senior Associate
(212) 836-9626 / jhellman@equityny.com

Exhibit 99.2

1347 Capital Corp. Announces Intent to Convene and Adjourn its Special Meeting to July 19, 2016, and Modification of Transaction Terms

Limbach 2016 Adjusted EBITDA* Guidance Raised to $17.0 million (from $16.2 million)

ITASCA, IL. – July 11, 2016 – 1347 Capital Corp. (NASDAQ: TFSCU, TFSC, TFSCW, TFSCR) (“1347 Capital” or the “Company”) today announced that it intends to convene and then adjourn, without conducting any business, its special meeting in lieu of annual meeting of stockholders (the “special meeting”) to be held on July 14, 2016 in connection with the previously announced business combination (the “Business Combination”) between the Company and Limbach Holdings, LLC (“Limbach”), and reconvene on July 19, 2016, at 10:00 a.m. Eastern time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166. In connection therewith, the Company is extending the deadline for the Company’s stockholders to exercise their conversion rights in connection with the vote to approve the Business Combination (as described in the Prospectus (as defined below)) to 5:00 p.m., Eastern time on July 18, 2016 (one business day before the special meeting). Only holders of record of the Company’s common stock at the close of business on June 10, 2016 will be entitled to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

The Company has determined that adjourning the meeting is warranted in order to give shareholders sufficient time to consider the following updates:

•	Limbach is raising its Adjusted EBITDA* guidance for FY2016 from $16.2 million to $17.0 million.
•	The Agreement and Plan of Merger for the Business Combination (the “Merger Agreement”) has been amended to reduce the number of 1347 Capital shares issuable to Limbach’s current equity holders in the merger by 500,000 shares, and to instead issue to Limbach’s current equity holders 1 million warrants which have the same terms as the Company’s public warrants (except that they are each exercisable for one full share of the Company’s common stock).
•	1347 Capital’s sponsor is in private discussions with certain investors to raise a total of between $20 million to $30 million of equity and debt. The sponsor would invest the total amount it raises as follows:
o	$10 million would be invested in 1347 Capital through the purchase at the closing from 1347 Capital of newly issued shares of convertible preferred stock (on terms consistent with those provided for in the Merger Agreement); and
o	the balance would be invested in 1347 Capital through the purchase prior to the closing of public shares of 1347 Capital in the open market or in privately negotiated transactions (which shares would not be converted into cash in connection with the vote to approve the Business Combination).
•	1347 Capital and its sponsor are in private discussions with certain third-party investors who may purchase public shares, and the sponsor has proposed to transfer to such investors one insider share (as defined in the Prospectus) for every 10 public shares purchased by such investors.
•	Assuming the foregoing and that an aggregate of 2 million public shares do not validly exercise their conversion rights in connection with the Business Combination, the implied 2016 Adjusted EBITDA* multiple to new investors has been reduced from 7.5x to 6.1x.

Limbach CEO Charlie Bacon noted, “We are pleased to share our updated Adjusted EBITDA guidance with the investment community as it reflects the positive trends we are seeing in our business and which we feel will gain further momentum upon completion of our merger with 1347 Capital. We are excited to be approaching the finish line in consummating the merger and look forward to creating value for both our existing and new shareholders.”

*Adjusted EBITDA

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles (“GAAP”). Limbach believes, however, that Adjusted EBITDA is meaningful to investors to enhance their understanding of Limbach’s financial performance for the applicable period exclusive of certain non-recurring expenses. Limbach understands that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare Limbach’s performance with the performance of other companies that report adjusted EBITDA. Limbach’s calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing Limbach’s operating performance, investors and others should not consider this data in isolation or as a substitute for net income calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes.

Adjusted EBITDA is defined as net income attributable to Limbach Holdings LLC, plus depreciation and amortization expense, interest expense, taxes, and non-recurring expenses such as management fees, settlement payments related to union withdrawal liability, management consulting fees, incentive payments, and legal costs for incidents that occurred prior to 2015.

With respect to projected full year 2016 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts, and we are unable to address the probable significance of the unavailable information.

Additional Information about the Business Combination and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a final prospectus pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1993, as amended (File No. 333-210772) (the “Prospectus”), which includes a definitive proxy statement/prospectus/information statement that is both the proxy statement distributed to holders of the Company’s common stock in connection with the Company’s solicitation of proxies for the special meeting, as well as the prospectus/information statement relating to the offer and sale of the shares of the Company’s common stock to be issued in the proposed Business Combination and the shares of the Company’s common stock underlying the warrants and preferred stock that may be issued in the proposed Business Combination. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus/information statement included in the Prospectus as these materials contain important information about Limbach, the Company and the proposed Business Combination. The definitive proxy statement/prospectus/information statement was mailed on June 16, 2016 to stockholders of the Company as of June 10, 2016, which is the record date established for voting on the proposed Business Combination and the related transactions. Stockholders may also obtain copies of the proxy statement/prospectus/information statement and other documents filed with the SEC that are be incorporated by reference in the proxy statement/prospectus/information statement, without charge, at the SEC’s Internet site at www.sec.gov, or by directing a request to: 1347 Capital Corp., 150 Pierce Road, 6th Floor, Itasca, IL, attention: Hassan Baqar, 1-847-700-8064.

Participants in the Solicitation

1347 Capital and its directors and executive officers, Limbach and its directors and executive officers, EarlyBirdCapital, Inc. (“EBC”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”) may be deemed to be participants in the solicitation of proxies from the stockholders of 1347 Capital in connection with the proposed Business Combination. Information regarding the special interests of these directors and executive officers in the proposed Business Combination is included in the definitive proxy statement/prospectus/information statement referred to above, copies of which may be obtained free of charge at the SEC’s web site (www.sec.gov) and at the address described above.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that have been, and any other legal proceedings that may be, instituted against 1347 Capital, Limbach or others following announcement of the Merger Agreement and transactions contemplated therein, including the lawsuit filed against the Company on May 10, 2016 by Robert Garfield on behalf of himself and all other similarly situated public holders of 1347 Capital’s common stock (as described in the Prospectus); (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the 1347 Capital or other conditions to closing in the Merger Agreement, including the inability of the sponsor to successfully conclude discussions with certain investors so that it can invest the amounts necessary for the Company to meet the requirement that the amount available to be released to 1347 Capital from its trust account will be no less than $20 million and for investors to purchase preferred stock to the extent required under the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Limbach may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement/prospectus/information statement relating to the proposed business combination, including those under “Risk Factors” therein, and other filings with the SEC by 1347 Capital. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and Limbach undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts

For 1347 Capital Corp.

Hassan Baqar (847) 700-8064

Investor Relations:

The Equity Group Inc.

Jeremy Hellman, CFA

Senior Associate

(212) 836-9626 / jhellman@equityny.com